Consent of Counsel

         The undersigned hereby consents to the reference to the firm of Parsons Behle & Latimer under the caption "Legal Matters" in the initial filing of the Registration Statement on Form S-1 of Logio, Inc.

                                    PARSONS BEHLE & LATIMER


                                    By:      /s/
                                        ---------------------------
                                          Parsons Behle & Latimer

Salt Lake City, Utah
July 27, 2000